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                                                                    EXHIBIT 24.2

                                 WILLIAMS GP LLC

                             Secretary's Certificate

         I, the undersigned, Suzanne H. Costin, Secretary of WILLIAMS GP LLC, a Delaware limited liability company (hereinafter called the "Company"), as general partner of Williams Energy Partners L.P., do hereby certify that, pursuant to the Limited Liability Company Act of Delaware, the members of the Board of Directors of the Company unanimously consented, as of February 5, 2001, to the following:

                           RESOLVED that the proper officers of the Company be,
                  and each of them hereby is, authorized and empowered to prepare and execute on behalf of the Company in its individual capacity and in its capacity as general partner of the Partnership, a long-term incentive plan (the "Long-Term Incentive Plan") consisting of restricted units and unit options in such form as the officer or officers executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and

                           FURTHER RESOLVED, that the proper officers of the
                  Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, in its individual capacity and in its capacity as general partner of the Partnership, to prepare or cause to be prepared any and all other agreements, instruments, schedules, annexes, modifications, amendments or other documents and to execute and deliver all such documents in such form as such officers determine to be advisable, appropriate or necessary, such determination to be conclusively evidenced by the execution thereof, that may be required in connection with preparation and execution of the Long-Term Incentive Plan; and

                           FURTHER RESOLVED that, should it be necessary, the
                  proper officers of the Company be, and each of them hereby is, authorized, for and on behalf of the Company, acting as general partner of the Partnership, to prepare or cause to be prepared, and to execute and file with the Commission, a Registration Statement on Form S-8 (the "Form S-8") and any and all exhibits and documents relating thereto, in connection with registering the Long-Term Incentive Plan under the Securities Act.

         I further certify that the foregoing resolution has not been modified, revoked or rescinded and is in full force and effect.



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         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of
WILLIAMS GP LLC this 16th day of October, 2001.




                                                /s/ Suzanne H. Costin
                                          --------------------------------------
                                                    Suzanne H. Costin
                                                        Secretary



[SEAL]